Exhibit 99.1

NEWS RELEASE

DATE:	November 9, 2010 4:00 p.m. E.S.T
CONTACT:	Archie M. Brown, Jr., President and CEO
MainSource Financial Group, Inc. 812-663-6734

MainSource Financial Group, Inc.to Present at Sandler O’Neill — 2010 East Coast Financial Services Conference

MainSource Financial Group, Inc. (NASDAQ:MSFG) announced that Archie M. Brown, Jr., its President and Chief Executive Officer, and James M. Anderson, its Chief Financial Officer, will make a presentation at the Sandler O’Neill 2010 East Coast Financial Services Conference in Aventura, Florida at 10:20 a.m. Eastern time on Thursday, November 11, 2010.

Interested investors may listen to the live webcast of the presentation and view a copy of the slides used in the presentation by accessing the Investor Relations page at the following web address: https://www.mainsourcebank.com/about.htm. Listeners should go to the website at least fifteen minutes before the event to download and install any necessary audio software.  For those unable to attend the live broadcast, a replay will be available for 30 days.

MainSource Financial Group is listed on the NASDAQ Global Select Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $2.9 billion. The Company operates 68 offices in 32 Indiana counties, 6 offices in 3 Illinois counties, 4 offices in 3 Kentucky counties, and 6 offices in 2 Ohio counties through its banking subsidiary, MainSource Bank, Greensburg, Indiana. Through its non-banking subsidiaries, MainSource Insurance LLC, and MainSource Title LLC, the Company provides various related financial services.